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                                                                    Exhibit 23.1

                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 33-60576, 33-89134, 333-91437, 333-39429, 333-04496, 333-69304) on Form
S-8 and in the registration statements (Nos. 333-106048, 333-48964, 333-44453,
333-56512) on Form S-3 of Alteon Inc. of our report dated February 25, 2005, with respect to the balance sheet of Alteon Inc. as of December 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 2004 Annual Report on Form 10-K of Alteon Inc.

                                                 /s/J.H.Cohn LLP

Roseland, New Jersey
March 11, 2005